EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Darden Restaurants, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-191491 and 333-169789) and on Form S-8 (Nos. 333-191490, 333-178876, 333-57410, 333-91579, 333-105056, 333-124363, 333-122560, 333-148260, 333-146464, 333-156557 and 333-169788) of Darden Restaurants, Inc. of our reports dated July 18, 2014, with respect to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 25, 2014 and May 26, 2013, and the related consolidated statements of earnings, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended May 25, 2014, and the effectiveness of internal control over financial reporting as of May 25, 2014, which reports are included in the 2014 Annual Report to Shareholders included as an exhibit to this annual report on Form 10-K of Darden Restaurants, Inc.
/s/ KPMG LLP
Orlando, Florida
July 18, 2014
Certified Public Accountants